                                 EXHIBIT (10)(b)


                         OPINION AND CONSENT OF ACTUARY

                    [PFL Life Insurance Company Letterhead]

April 10, 2000


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499-0001

Re:      PFL Endeavor Variable Annuity Account
         Registration on Form N-4   SEC File No. 33-33085

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the PFL Endeavor Variable Annuity policies are those deemed necessary to appropriately reflect:

(1)  the expenses incurred in the acquisition and distribution of the Policies,

(2)  the expenses associated with the development and servicing of the policies,

(3) the assumption of certain risks arising from the operation and management of the Policies and/or riders to the Policy and that provides for a reasonable margin of profit.

Fees and charges assessed against the policy values in the Variable Account include:

(i)  Service Charge and Administrative Charge

(ii) Contingent Deferred Sales Charge (Surrender Charge)

(iii) Mortality and Expense Risk Fee (M&E)

(iv) Taxes (including Premium and other Taxes if applicable)

The magnitude of each of the individual charges listed above in (i) through (iv) is established in the pricing of the PFL Endeavor Variable Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable annuity products.

PFL Life Insurance Company
April 10, 2000
Page 2

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred "up front" and recovered, with a reasonable profit margin, through future years' charges. In addition, the company cannot increase certain charges under the Policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the Policies, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.



/s/ Calvin R. Birkey
---------------------------------
Calvin R. Birkey, FSA, MAAA
Managing Actuary
PFL Life Insurance Company